UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):July 18, 2024

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 553-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2024, following the approval by the shareholders of EQT Corporation (the “Company”) of an amendment to the Company’s Restated Articles of Incorporation (the “Articles”) to increase the authorized number of shares of common stock, no par value, of the Company (the “common stock”) from 640,000,000 shares to 1,280,000,000 shares (the “Articles Amendment”) at a special meeting of the Company’s shareholders (the “Special Meeting”), the Company amended the Articles by filing with the Pennsylvania Department of State the Articles Amendment, which became effective upon filing. A copy of the Articles Amendment is attached hereto as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting held on July 18, 2024, the Company’s shareholders voted on the following two proposals, each of which is described in more detail in the joint proxy statement/prospectus filed by the Company with the Securities and Exchange Commission on June 5, 2024 (the “joint proxy statement/prospectus”): (i) a proposal to approve the issuance of shares of common stock pursuant to the Agreement and Plan of Merger, dated as of March 10, 2024 (the “Merger Agreement”), by and among the Company, Humpty Merger Sub Inc., an indirect wholly owned subsidiary of the Company, Humpty Merger Sub LLC, an indirect wholly owned subsidiary of the Company, and Equitrans Midstream Corporation (the “Share Issuance Proposal”), and (ii) a proposal to approve the Articles Amendment (the “Articles Amendment Proposal”). The final voting results for such proposals were as follows:

The Share Issuance Proposal was approved, with the following votes cast at the Special Meeting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
384,358,179	568,063	1,787,681	25,241,146

The Articles Amendment Proposal was approved, with the following votes cast at the Special Meeting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
407,527,168	2,614,603	1,813,298	0

The proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes or proxies if there are not sufficient votes to approve the Share Issuance Proposal and the Articles Amendment Proposal, which was described in the joint proxy statement/prospectus, was not voted on at the Special Meeting because there were sufficient votes to approve the Share Issuance Proposal and the Articles Amendment Proposal.

The transactions contemplated by the Merger Agreement (the “Merger”) are currently expected to be completed on July 22, 2024, subject to the satisfaction or waiver of certain closing conditions set forth in the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Restated Articles of EQT Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this Report specifically include statements regarding the Company’s expectations relating to the Merger, including the expected completion of the Merger and the timing thereof. The forward-looking statements included in this Report involve risks and uncertainties, including, but not limited to, the following, which could cause actual results to differ materially from those projected: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger; the risk that the parties may not be able to satisfy the conditions to the Merger in a timely manner or at all; and risks relating to any legal proceedings relating to the Merger. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by it. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Any forward-looking statement speaks only as of the date on which such statement is made, and except as required by law, the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: July 18, 2024	By:	/s/ Jeremy T. Knop
	Name:	Jeremy T. Knop
	Title:	Chief Financial Officer